Applied Digital Reports Fiscal First Quarter 2026 Results
DALLAS, TX – October 9, 2025 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking and blockchain workloads, reported financial results for the fiscal first quarter ended August 31, 2025. The Company also provided operational updates.
Fiscal First Quarter 2026 Continuing Operations Financial Highlights
•Revenues: $64.2 million, up 84% from the prior year comparable period
•Net loss attributable to common stockholders: $27.8 million, down 275% from the prior year comparable period
•Net loss attributable to common stockholders per basic and diluted share: $0.11, down 200% from the prior year comparable period
•Adjusted net loss attributable to common stockholders: $7.6 million
•Adjusted net loss attributable to common stockholders per diluted share: $0.03
•Adjusted EBITDA: $0.5 million
Adjusted Net Loss Attributable to Common Stockholders, Adjusted Net Loss Attributable to Common Stockholders per Diluted Share, and Adjusted EBITDA are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Highlights
•Finalized a new lease agreement with CoreWeave, Inc. ("CoreWeave"), for an additional 150 megawatts ("MW") at our Polaris Forge 1 campus in Ellendale, North Dakota ("Polaris Forge 1"), which is now fully leased. This new lease agreement with CoreWeave brings Applied Digital’s total anticipated contracted lease revenue for Polaris Forge 1 to approximately $11 billion, which includes $7 billion in revenue from the initial two approximately 15-year leases executed in May of this year.
•Nearing completion of our 100 MW building at Polaris Forge 1, which remains on time and on budget, while also initiating the tenant fit-out for CoreWeave. Additionally, we began construction on the next 150 MW building at our Polaris Forge 1 campus.
Subsequent to the Quarter
•Drew an initial $112.5 million from our $5 billion preferred equity facility with Macquarie Asset Management ("MAM" or "Macquarie") to fund the completion of Polaris Forge 1, reduce future equity funding requirements, and establish a clear pathway to scale additional campuses.
•Secured $50 million in funding from Macquarie Equipment Capital, Inc. for our approximately $3 billion, 300 MW IT load AI Factory campus near Harwood, North Dakota ("Polaris Forge 2").
•Broke ground on Polaris Forge 2. The initial 200 MW is expected to begin to come online in 2026 and reach full capacity in 2027, with the campus designed for future expansion.
•Raised an additional $200 million from an expanded offering of our Series G Preferred Stock.
Management Commentary
During the quarter ended August 31, 2025, we signed an additional 150 MW lease for our Polaris Forge 1 campus, bringing the full 400 MW of critical IT load under contract with CoreWeave and securing approximately $11 billion in prospective lease revenue over the approximately 15 year terms. We believe this campus has the potential to expand significantly, with additional power allocations expected to push capacity beyond 1 gigawatt ("GW") starting in 2028 to 2030.
“We feel this third lease validates our platform and execution, positioning Applied Digital as a trusted strategic partner to the world’s largest technology companies,” said Wes Cummins, Chairman and CEO of Applied Digital. “With hyperscalers expected to invest approximately $350 billion into AI deployment this year, we believe we are in a prime position to serve as the modern-day picks and shovels of the intelligence era.”
In addition, we broke ground on our second North Dakota campus, near the City of Harwood, named Polaris Forge 2, which will initially have two 150 MW buildings, where we plan to utilize 200 MW for IT loads in its initial phase of delivery. We believe this campus could ultimately scale to 1 GW, pending future power agreements. We are currently in advanced discussions with an investment-grade hyperscaler and have aligned on many of the key lease terms with them. Should the lease be executed, the customer would hold first right of refusal on the full 1 GW of capacity, contingent on securing additional power.
When signed, the initial 200 MW alone would bring our total leased capacity to 600 MW across two sites with two major hyperscalers. Once both campuses are anchored by long-term hyperscaler commitments, we feel Applied Digital will be strongly positioned to lead the next wave of AI infrastructure development, supported by multi-year lease agreements that provide scale and visibility.
Our team remains focused on securing capital at the lowest possible cost, building repeatable financing structures, and positioning the Company to scale development across the United States. As reflected on our balance sheet, we’ve now built and funded over $1.6 billion in property and equipment.
Building on that momentum, we continue to make significant progress on project finance for our Polaris Forge 1 campus. As we recently disclosed, under our agreement with Macquarie Asset Management, one of the world’s leading infrastructure finance firms, we have secured a structure that permits us to recycle into future developments a portion of the substantial equity we have invested in the campus. We remain on track in our project financing process, as briefly discussed on our last earnings call.
We continue to evaluate expansion opportunities across new states and regions, which should position us to move quickly as demand continues to scale. We are also committed to minimizing our environmental impact through advanced design innovations, including our closed-loop, direct-to-chip liquid-cooling design that lowers water use to less than a single household. In addition, we are investing in infrastructure upgrades intending to ease pressure on local utilities and responsibly manage electric demand at each site. Our vision is for Applied Digital to be known as a job creator, tax contributor, and trusted community partner because we believe growth only matters if it's done the right way.
Looking ahead, we believe Applied Digital is poised to capitalize on a generational opportunity. With a multi-GW pipeline, active and increasing hyperscaler interest, and long-term contracted visibility, we are positioned to scale rapidly at a moment when demand for advanced infrastructure is reaching unprecedented levels worldwide.
We believe we are on a projected annualized NOI run rate of approximately $500 million once Polaris Forge 1 is fully operational. The tenant signing at our second campus should put us firmly on the path toward our $1 billion NOI target within the next five years. At this trajectory, we believe we are positioned to become a leading force in the future of AI infrastructure and on track to evolve into the next AI-focused data center REIT as the business continues to mature.

HPC Hosting Update
Applied Digital’s HPC Hosting Business continues to advance rapidly. Our first 100 MW facility at Polaris Forge 1 remains on track to be operational in calendar Q4 2025, with technical fit-out activities underway this quarter and continuing into next. These installations contributed approximately $26 million in revenue this quarter and are expected to ramp significantly next quarter as we approach the building's ready-for-service date. While these are one-time, low-margin installation payments, they are a meaningful signal of our ability to deliver the full suite of data center capabilities. We believe they also reflect the trust our customer places in us as a full-stack developer of AI data centers. Lease revenues are expected to ramp later this year as equipment installation is completed. Our second 150 MW facility is scheduled for mid-2026, followed by our third 150 MW facility planned for 2027.
All three facilities are designed to deliver ultra-low-cost, highly efficient liquid-cooled infrastructure, featuring a closed-loop, direct-to-chip liquid cooling system expected to achieve a Design PUE of 1.18 and near-zero water consumption. Combined with abundant, low-cost energy and more than 200 days of naturally occurring free cooling annually, we estimate a 100 MW customer could save up to $2.7 billion over 30 years compared to traditional data centers.
Data Center Hosting Update
Applied Digital’s Data Center Hosting Business operates data centers to provide energized space to Bitcoin/crypto mining customers. As of August 31, 2025, the Company’s 106 MW facility in Jamestown, N.D., and 180 MW facility in Ellendale, N.D., are operating at full capacity.
During the three months ended August 31, 2025, the Company generated $37.9 million in revenue from the Data Center Hosting Business segment, representing an increase of 9% compared to the $34.8 million during the three months ended August 31, 2024. The growth was primarily driven by increased capacity online across the Company’s Data Center Hosting facilities.
We are very pleased with our hosting business as it continues to operate more efficiently, and with Bitcoin prices hitting all-time highs, we believe demand for these services remains robust.
Cloud Services Business Update
As we announced in the prior fiscal year, at the direction of our Board of Directors we are reviewing strategic options for this business. That process remains ongoing, and we will provide an update once we have more information to share with shareholders.
Financial Results from Continuing Operations for Fiscal First Quarter 2026
Operating Results
Total revenues in the fiscal first quarter 2026 were $64.2 million compared to $34.8 million, up 84% from the fiscal first quarter 2025. The increase was primarily due to $26.3 million of revenue generated related to tenant fit-out services associated with our HPC Hosting Business. The remaining $5.0 million increase in revenue is related to the Data Center Business and is due to performance improvements compared to the three months ended August 31, 2024.
Cost of revenues in the fiscal first quarter 2026 were $55.6 million compared to $22.7 million, up 144% from the fiscal first quarter 2025. Approximately $25.0 million of the increase in cost of revenue was associated with tenant fit-out services for our HPC Hosting Business while the remaining increase was associated with our Data Center Hosting Business and other expenses directly attributable to generating revenue.

Selling, general and administrative expenses in the fiscal first quarter 2026 were $29.2 million compared to $11.0 million, up 165% from the fiscal first quarter of 2025 driven by the Company’s overall business growth. This increase was due to increases of $16.6 million in stock based compensation due to accelerated vesting of certain employee stock awards and $3.9 million in personnel expenses for employee costs and other costs attributable to supporting the growth of the business. These increases were partially offset by a $2.3 million decrease in professional service expenses primarily related to a decrease in legal services during the three months ended August 31, 2025.
Loss on abandonment of assets in the fiscal first quarter 2026 were $1.8 million compared to $0.6 million, up 179% from the fiscal first quarter of 2025 driven by the write down of assets to their fair value upon disposal.
Interest expense, net in the fiscal first quarter 2026 was $3.9 million compared to $3.0 million, up 33%, from the fiscal first quarter 2025. The increase was primarily driven by an increase in loan interest due to loan activity during the three months ended August 31, 2025, partially offset by an increase in interest income due to an increase in funds held in money market accounts.
Net loss attributable to common stockholders for the fiscal first quarter 2026 was $27.8 million, or $0.11 per basic and diluted share. This compares to a net income attributable to common stockholders of $15.9 million, or $0.11 per basic and diluted share for the fiscal first quarter of 2025.
Adjusted net loss attributable to common stockholders, a non-GAAP financial measure, for the fiscal first quarter 2026, was $7.6 million or adjusted net loss attributable to common stockholders per basic and diluted share of $0.03. This compares to an adjusted net loss attributable to common stockholders, a non-GAAP financial measure, of $0.8 million, or $0.01 per basic and diluted share, for the fiscal first quarter of 2025.
Adjusted EBITDA, a non-GAAP financial measure, for the fiscal first quarter 2026 was $0.5 million compared to an Adjusted EBITDA of $6.3 million for the fiscal first quarter 2025.
Balance Sheet
As of August 31, 2025, the Company had $114.1 million in cash, cash equivalents, and restricted cash, along with $687.3 million in debt. This does not include $362.5 million dollars in proceeds from our financings that occurred subsequent to quarter end.
Conference Call
As previously announced, Applied Digital will host a conference call today, October 9, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
Participant Dial-In: 1-800-549-8228
Conference ID: 39290
The conference call will be broadcast live and available for replay for one year here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please get in touch with Applied Digital’s investor relations team at 1-949-574-3860.
A phone replay of the call will also be available from 8:00 p.m. Eastern Time on October 9, 2025, through October 16th, 2025, at 11:59 p.m. Eastern Time.
Replay Dial-In: 1-888-660-6264

Playback Passcode: 39290 #
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud - designs, builds and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding the datacenter leases and the Polaris Forge 1 and Polaris Forge 2 campus development, including statements regarding expected timeline of operating readiness and construction completion with respect to various Polaris Forge 1 and Polaris Forge 2 facilities, (ii) statements about the high performance compute industry, (iii) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the data centers at our Polaris Forge 1 and Polaris Forge 2 campuses; our ability to raise additional capital to fund the ongoing data center construction and operations; our dependence on principal customers, including our ability to execute leases with key customers; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this earnings release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude other items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.
Adjusted Operating (Loss) Income, Adjusted Net Loss from Continuing Operations Attributable to Common Stockholders, and Adjusted Net Loss from Continuing Operations Attributable to Common Stockholders per Diluted Share
“Adjusted Operating (Loss) Income” and “Adjusted net loss from continuing operations attributable to common stockholders” are non-GAAP financial measures that represent operating (loss) income and net (loss) income from continuing operations attributable to common stockholders, respectively. Adjusted Operating (Loss) Income is Operating (loss) income excluding stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, loss on abandonment of assets, gain on classification of held for sale, accelerated depreciation and amortization, restructuring expenses and other non-recurring expenses that Management believes are not representative of the Company’s expected ongoing costs. Adjusted net loss from continuing operations attributable to common stockholders is Adjusted Operating (Loss) Income further adjusted for the loss on change in fair value of debt and preferred dividends. We define “Adjusted net loss from continuing operations attributable to common stockholders per diluted share” as Adjusted net loss from continuing operations attributable to common stockholders divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest expense, net, income tax expense, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, gain on classification of held for sale, loss on abandonment of assets, loss on change in fair value of debt, preferred dividends, restructuring expenses and other non-recurring expenses that Management believes are not representative of our expected ongoing costs.

Investor Relations Contacts	Media Contact
Matt Glover or Ralf Esper	Buffy Harakidas, EVP
Gateway Group, Inc.	JSA (Jaymie Scotto & Associates)
(949) 574-3860	(856) 264-7827
APLD@gateway-grp.com	jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	August 31, 2025	May 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$73,911	$41,552
Restricted cash
Funds for construction	2,851	41,026
Letters of credit	37,342	31,342
Accounts receivable	29,134	3,043
Prepaid expenses and other current assets	188,491	9,430
Current assets held for sale	310,006	304,200
Total current assets	641,735	430,593
Property and equipment, net	1,461,775	1,206,341
Operating lease right of use assets, net	810	960
Finance lease right of use assets, net	16,893	17,820
Other assets	277,782	214,376
TOTAL ASSETS	$2,398,995	$1,870,090

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$172,823	$247,528
Accrued liabilities	182,948	29,549
Current portion of operating lease liability	688	692
Current portion of finance lease liability	11,951	13,633
Current portion of debt	382,056	10,331
Customer deposits	16,752	16,125
Deferred revenue	626	—
Due to customer	3,054	4,807
Current liabilities held-for-sale	188,215	216,047
Other current liabilities	26,380	19,432
Total current liabilities	985,493	558,144
Long-term portion of operating lease liability	220	381
Long-term portion of finance lease liability	11	15
Long-term debt	305,283	677,825
Total liabilities	1,291,007	1,236,365
Commitments and contingencies
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, 301,673 shares issued and outstanding at August 31, 2025, and 301,673 shares issued and outstanding at May 31, 2025	6,932	6,932
Series E-1 preferred stock, $0.001 par value, 62,500 shares authorized, 62,500 shares issued and 62,260 shares outstanding at August 31, 2025, and 62,500 shares issued and 62,485 shares outstanding at May 31, 2025	56,796	57,011
Series G preferred stock, $0.001 par value, 156,000 shares authorized, no shares issued and outstanding at August 31, 2025, and 78,000 shares issued and outstanding at May 31, 2025	—	72,094
Stockholders' equity:
Common stock, $0.001 par value, 400,000,000 shares authorized, 278,584,101 shares issued and shares outstanding at August 31, 2025, and 234,200,868 shares issued and 224,909,669 shares outstanding at May 31, 2025	274	230
Treasury stock, 9,291,199 shares at August 31, 2025 and 9,291,199 shares at May 31, 2025, at cost	(31,400)	(31,400)
Additional paid in capital	1,573,367	1,009,913
Accumulated deficit	(497,981)	(481,055)
Total stockholders’ equity attributable to Applied Digital Corporation	1,044,260	497,688
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' EQUITY	$2,398,995	$1,870,090

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	August 31, 2025	August 31, 2024
Revenue:
Revenue	$64,216	$32,923
Related party revenue	—	1,926
Total revenue	64,216	34,849
Costs and expenses:
Cost of revenues	55,606	22,743
Selling, general and administrative(1)	29,152	10,993
Gain on classification as held for sale(2)	—	(24,808)
Loss on abandonment of assets	1,751	628
Total costs and expenses	86,509	9,556
Operating (loss) income	(22,293)	25,293
Interest expense, net(3)	3,946	2,959
Loss on change in fair value of debt	—	6,422
Net (loss) income before income tax expenses	(26,239)	15,912
Income tax expense	8	—
Net (loss) income from continuing operations	(26,247)	15,912
Net (loss) income from discontinued operations	9,321	(20,159)
Net loss	(16,926)	(4,247)
Preferred dividends	(1,576)	(44)
Net loss attributable to common stockholders	$(18,502)	$(4,291)

Net loss attributable to common stockholders
Continuing operations	$(27,823)	$15,868
Discontinued operations	9,321	(20,159)
Net loss	$(18,502)	$(4,291)

Basic and diluted net (loss) income per share attributable to common stockholders
Continuing operations	$(0.11)	$0.11
Discontinued operations	0.04	(0.14)
Basic and diluted net loss per share	$(0.07)	$(0.03)

Basic and diluted weighted average number of shares outstanding	255,892,902	149,099,336
(1)Includes related party selling, general and administrative expense of $0.1 million for each of the three months ended August 31, 2025 and August 31, 2024, respectively.
(2)Includes $25 million received in connection with the sale of our Garden City facility once conditional approval requirements were met and escrowed funds were released during the three months ended August 31, 2024.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended
	August 31, 2025	August 31, 2024
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(16,926)	$(4,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,152	34,316
Stock-based compensation	15,465	(2,919)
Lease expense	5,381	7,659
Amortization of debt issuance costs	4,851	2,769
(Gain) loss on classification of held for sale	—	(24,808)
Loss on change in fair value of debt	—	6,422
Loss on abandonment of assets	1,751	628
Changes in operating assets and liabilities:
Accounts receivable	(29,525)	1,549
Prepaid expenses and other current assets	(6,962)	(721)
Customer deposits	627	(143)
Related party customer deposits	—	(1,549)
Deferred revenue	(2,316)	(20,807)
Related party deferred revenue	—	(1,692)
Accounts payable	(77,784)	(77,537)
Accrued liabilities	28,684	9,738
Due to customer	(1,753)	4,209
Lease assets and liabilities	(9,598)	(8,757)
Other assets	1,930	—
CASH FLOW USED IN OPERATING ACTIVITIES	(82,023)	(75,890)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(249,420)	(54,798)
Proceeds from sale of assets	—	25,000
Finance lease prepayments	—	(2,808)
CASH FLOW USED IN INVESTING ACTIVITIES	(249,420)	(32,606)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(29,932)	(26,049)
Borrowings of long-term debt	65	105,000
Repayment of long-term debt	(2,416)	(5,886)
Payment of deferred financing costs	(1)	(8,484)
Tax payments for restricted stock upon vesting	(4,497)	—
Proceeds from issuance of common stock	196,366	31,590
Common stock issuance costs	(5,945)	(44)
Proceeds from issuance of preferred stock	175,000	60,726
Preferred stock issuance costs	(4,604)	(5,444)
Preferred stock issuance costs	(225)	—
Dividends issued on preferred stock	(1,576)	(44)
Exercise of warrants	1	—
Proceeds from issuance of SAFE agreement included in long-term debt	—	12,000
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	322,236	163,365

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(9,207)	54,869
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	123,318	31,688
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	114,111	86,557
Less: CASH, CASH EQUIVALENTS, AND RESTRICTED CASH FROM DISCONTINUED OPERATIONS	7	9
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH FROM CONTINUING OPERATIONS	$114,104	$86,548

	Three Months Ended
	August 31, 2025	August 31, 2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$9,039	$5,511
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Finance right-of-use assets obtained by lease obligation	$3,966	$13,305
Property and equipment in accounts payable and accrued liabilities	$132,113	$116,440
Conversion of debt to common stock	$—	$56,201
Conversion of preferred stock to common stock	$242,480	$—
Issuance of warrants, at fair value	$121,204	$36,479

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended
	August 31, 2025	August 31, 2024
Adjusted operating (loss) income
Operating (loss) income (GAAP)	$(22,293)	$25,293
Stock-based compensation	14,446	(2,383)
Non-recurring repair expenses (1)	173	32
Diligence, acquisition, disposition and integration expenses (2)	1,196	2,876
Litigation expenses (3)	190	407
Loss on abandonment of assets	1,751	628
Gain on classification of held for sale	—	(24,808)
Accelerated depreciation and amortization (4)	—	45
Restructuring expenses (5)	431	—
Other non-recurring expenses (6)	490	74
Adjusted operating (loss) income (Non-GAAP)	$(3,616)	$2,164
Adjusted operating margin	(6)%	6%

Adjusted net loss from continuing operations attributable to common stockholders
Net (loss) income from continuing operations attributable to common stockholders (GAAP)	$(27,823)	$15,868
Stock-based compensation	14,446	(2,383)
Non-recurring repair expenses (1)	173	32
Diligence, acquisition, disposition and integration expenses (2)	1,196	2,876
Litigation expenses (3)	190	407
Loss on abandonment of assets	1,751	628
Gain on classification of held for sale	—	(24,808)
Accelerated depreciation and amortization (4)	—	45
Loss on change in fair value of debt (7)	—	6,422
Preferred dividends	1,576	44
Restructuring expenses (5)	431	—
Other non-recurring expenses (6)	490	74
Adjusted net loss from continuing operations attributable to common stockholders (Non-GAAP)	$(7,570)	$(795)
Adjusted net loss from continuing operations attributable to common stockholders per diluted share (Non-GAAP)	$(0.03)	$(0.01)

EBITDA and Adjusted EBITDA
Net (loss) income from continuing operations attributable to common stockholders (GAAP)	$(27,823)	$15,868
Interest expense, net	3,946	2,959
Income tax expense	8	—
Depreciation and amortization (4)	4,153	4,143
EBITDA (Non-GAAP)	$(19,716)	$22,970
Stock-based compensation	14,446	(2,383)
Non-recurring repair expenses (1)	173	32

Diligence, acquisition, disposition and integration expenses (2)	1,196	2,876
Litigation expenses (3)	190	407
Gain on classification of held for sale	—	(24,808)
Loss on abandonment of assets	1,751	628
Loss on change in fair value of debt (7)	—	6,422
Preferred dividends	1,576	44
Restructuring expenses (5)	431	—
Other non-recurring expenses (6)	490	74
Adjusted EBITDA (Non-GAAP)	$537	$6,262
(1)Represents costs incurred for the non-recurring repair and replacement of equipment at our Data Center Hosting facilities.
(2)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(3)Represents non-recurring litigation expense associated with our defense of class action lawsuits and legal fees related to matters with certain former employees. We do not expect to incur these expenses on a regular basis.
(4)Represents the acceleration of expense related to assets that were abandoned by us due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within our calculation of EBITDA, and therefore is not added back as a management adjustment in our calculation of Adjusted EBITDA.
(5)Represents non-recurring expenses associated with employee separations.
(6)Represents expenses that are not representative of our expected ongoing costs.
(7)Represents loss on change in fair value of debt due to adjustments to the fair value of the Yorkville Convertible Debt.